                                     Registration Statement No. 33-_____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          __________________________

                                   FORM S-8
            Registration Statement Under the Securities Act of 1933
                          __________________________


                             VITRONICS CORPORATION
              --------------------------------------------------
              (Exact name of issuer as specified in its charter)

      MASSACHUSETTS                                       04-2726873
  ---------------------                                ---------------
(State or other jurisdic-                              (I.R.S. Employer
 tion of incorporation)                                Identification No.)

                                 4 FORBES ROAD
                        NEWMARKET, NEW HAMPSHIRE  03857
                                (603) 659-6550
              --------------------------------------------------
              (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                             VITRONICS CORPORATION
                             ---------------------
                     1995 KEY EMPLOYEES' STOCK OPTION PLAN
                     -------------------------------------
                            (Full Title of the Plan)

                             JAMES J. MANFIELD, JR.
                                 4 FORBES ROAD
                        NEWMARKET, NEW HAMPSHIRE  03857
                                (603) 659-6550
              --------------------------------------------------
           (Name, address, including zip code, and telephone number,
             including area code, of agent for service of process)

                                    COPY TO:
                            LYNNE BARRY DOLAN, ESQ.
                            HINCKLEY, ALLEN & SNYDER
                               1500 FLEET CENTER
                         PROVIDENCE, RHODE ISLAND 02903
                                 (401)274-2000
                              ____________________

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ x ]

    Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.

                                  Exhibit Index on Page 10

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================================================================================
                        CALCULATION OF REGISTRATION FEE
================================================================================

Title of
Each Class of                                      Proposed     Proposed
Securities         Amount         Maximum          Maximum      Amount of
to be              to be      Offering Price      Aggregate     Registra-
Registered       Registered    Per Share(*)     Offering Price  tion Fee
- --------------------------------------------------------------------------------




Common Stock
(par value
$.01)           300,000 shs.    $1.71875         $515,625        $177.80

- --------------------------------------------------------------------------------

(*) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Corporation's Common Stock as reported by the American Stock Exchange on July 14, 1995.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    The following documents heretofore filed by Vitronics Corporation (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

    (a)  The Registrant's latest annual report on Form 10-K;

    (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Form 10-K referred to in (a) above; and

    (c) The description of the Registrant's common stock contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 67 of the Massachusetts Business Corporation Law (the "BCL") authorizes and empowers the Registrant to indemnify the directors, officers, employees and agents of the Registrant against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such persons as a result of his relationship with the Registrant, provided that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit is based.

    In addition, Section 13(b)(1 1/2) of the BCL permits the elimination or limiting of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 and 62 of the BCL (relating to the payment of unauthorized distributions or the extension of unapproved loans to officers or directors), or (iv) for any transaction from which the director derived an improper personal benefit.

    Under Article 6(A) of the Registrant's Articles of Organization (the "Articles") the Registrant may indemnify its directors, officers, employees or other agents, present or former, if provided in the Registrant's by-laws. Under
Article 6(I) of the Articles, as amended, the Registrant's directors do not have personal liability to the Registrant or its stockholders for monetary damages for any breach of their fiduciary duty as directors to the extent permitted by
Section 13(b)(1 1/2) of the BCL.

    Article (V)(9) of the Registrant's by-laws, further provides for the indemnification of officers and directors to the fullest extent authorized by the BCL, and for the prompt advancement of expenses, for costs, expenses (including legal fees) and obligations paid or incurred in connection with or arising out of the defense or disposition of any action, suit or other proceeding whether civil or criminal, in which the director or officer may be a defendant or with which the director or officer may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a director or officer;

provided, however, that the Registrant shall provide no indemnification with respect to any matter as to which any such indemnitee shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was (i) in the best interest of the Registrant or (ii) to the extent such matter relates to federal or state securities laws, consonant with such laws.

    The Underwriting Agreement filed as Exhibit 10.33 to the Registrant's Registration Statement on Form S-2 (Registration No. 33-50928) provides for indemnification of the Registrant, its directors and officers and certain other persons against certain liabilities including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

ITEM 9.  UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i)   To include any prospectus required by Section
                 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereof); and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

           provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the Registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report upon written request from the employee.

    (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of July, 1995.

                               VITRONICS CORPORATION



                               By: /s/ James J. Manfield, Jr.
                                  ---------------------------
                                  James J. Manfield, Jr.
                                  Chairman of the Board
                                  and Chief Executive Officer


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below does hereby constitute and appoint James J. Manfield and Ronald W. Lawler, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent for him in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 with respect to 300,000 shares of the common stock, $.01 par value, of Vitronics Corporation issued pursuant to the Vitronics Corporation 1995 Key Employees' Stock Option Plan, and any or all amendments (including post-effective amendments) to such Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                    Title                Date
    ---------                    -----                ----


/s/ James J. Manfield, Jr.  Chairman of the Board,  July 17, 1995
- --------------------------  Chief Executive
James J. Manfield, Jr.      Officer, Chief
                            Financial Officer and
                            Treasurer (Principal
                            Financial Officer)



/s/ Ronald W. Lawler        President and Chief     July 17, 1995
- --------------------------  Operating Officer
Ronald W. Lawler


/s/ David R. A. Steadman    Director                July 17, 1995
- --------------------------
David R. A. Steadman


/s/ Allen H. Keough         Director                July 17, 1995
- --------------------------
Allen H. Keough


                            Director
- --------------------------
Robert J. Hanks


                            Director
- --------------------------
John F. Rousseau, Jr.


/s/ Daniel J. Sullivan      Vice President and      July 17, 1995
- --------------------------  Controller (Principal
Daniel J. Sullivan          Accounting Officer)

                                 EXHIBIT INDEX

                                                      SEQUENTIALLY
EXHIBIT                                                 NUMBERED
NUMBER                  EXHIBIT                           PAGE
- ------                  -------                       ------------


 4.1    Articles of Amendment filed on
        August 17, 1987 are hereby
        incorporated by reference from
        Exhibit 3.1 to Annual Report on
        Form 10-K (File No. 0-13715)
        filed by the Registrant with the
        Securities and Exchange
        Commission on March 31, 1988.
        The balance of Exhibit 4.1 is
        hereby incorporated by reference
        from Exhibit 3.1 to Amendment No. 1
        to Form S-18 Registration Statement
        (File No. 2-90042) filed by the
        Company with the Securities and
        Exchange Commission on
        August 1, 1984.                                  N/A

 4.2    Exhibit 4.2 is hereby incorporated
         by reference from Exhibit 3.2 to
         Annual Report on form 10-K (File
         No. 0-13715) filed by the Company
         with Securities and Exchange
         Commission on March 31, 1988.                   N/A

 5       Opinion of Hinckley, Allen &
         Snyder                                          11

 24.1    Consent of Coopers & Lybrand                    13

 24.2    Consent of Hinckley, Allen & Snyder
         (included in Opinion filed
         as Exhibit 5).                                  N/A